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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the references to our firm in the Post-Effective Amendment No. 14 to the Registration Statement on Form N-1A of Addison Capital Shares, Inc. and to the use of our report dated July 9, 1999 on the financial statements and financial highlights of the Addison Capital Shares, Inc. Such financial statements and financial highlights appear in the 1999 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

                                                  /s/TAIT, WELLER & BAKER
                                                  -----------------------
Philadelphia, Pennsylvania
August 23, 1999